FOR IMMEDIATE RELEASE

ARI Network Services, Inc. Announces Fiscal 2015 Third Quarter Results
Revenue Increased 26%, Operating Income and EBITDA Increased 85% and 29%, Respectively

Milwaukee, Wis., June 11, 2015 – ARI Network Services, Inc. (NASDAQ: ARIS), an award-winning provider of SaaS, software tools and marketing services that help dealers, distributors and manufacturers Sell More Stuff!™, reported financial results today for its fiscal 2015 third quarter ended April 30, 2015.

Highlights for the third quarter of fiscal 2015 included:

•	Revenue increased 25.7% to $10.3 million which compares with $8.2 million for the same period last year and $10.1 million in 2Q15.
•	Operating income was $675,000, compared with $365,000 for the same period last year and $670,000 in 2Q15.
•

EBITDA, a non-GAAP measure, adjusted for certain non-cash charges, was $1.6 million or 15.8% of revenue. This compares with EBITDA of $1.3 million or 15.4% of revenue in the same period last year and $1.6 million or 16.1% of revenue in 2Q15.

•

Cash generated from operations was $1.9 million, compared with $1.0 million for the same period last year and $1.1 million in 2Q15.  Cash generated over the last six months has been sufficient to fully pay down the $2.1 million that was initially drawn on the line of credit for the TCS transaction. In 3Q15, the Company drew down $1.75 million on the line associated with its purchase of TASCO.

•

The Company completed its acquisition of TASCO Corporation and its affiliated company Signal Extraprise Corporation (“TASCO”) on April 27, 2015, further cementing its position as the most complete technology provider in the automotive tire and wheel aftermarket.

Fiscal Year 2015 Third Quarter Financial Results
ARI achieved 25.7% revenue growth as it reported revenues of $10.3 million for the third quarter of fiscal year 2015, compared with $8.2 million for the same period last year.  Recurring revenues were $9.3 million, versus $7.6 million in the same period last year. Recurring revenue comprised 90.5% of total revenue versus 93.3% for the same period last year.

Gross margin for the third quarter of fiscal year 2015 was 82.7% versus 80.9% last year.

Operating income was $675,000 for the third quarter of fiscal year 2015, compared with $365,000 for the same period last year, an 84.9% increase.

The Company’s net income increased 112% to $339,000 or $0.02 per diluted share for the quarter, compared with $160,000 or $0.01 per diluted share last year.

Subsequent to Q3, the Company announced it issued approximately 1.5 million shares pursuant to an underwritten offering of its common stock. Including exercise of the over-allotment, the offering, which settled on May 12, 2015, generated gross proceeds of $5.3 million and will net proceeds of approximately $4.7 million.

Management Discussion
Roy W. Olivier, President and Chief Executive Officer of ARI, commented, “Our results for the third quarter and our fiscal year to date reflect our continued ability to grow revenues while generating solid profitability and cash flow. In Q3, we completed the TASCO acquisition, which with TCS, consolidates two industry-leading platforms of business management software in the automotive tire and wheel aftermarket. In addition, the equity offering we did in May leaves us well positioned to execute on our future acquisition strategy.”

William Nurthen, Chief Financial Officer, commented, “Our operating profit and EBITDA performance in the third quarter was strong when you consider we posted similar results to the prior quarter but in Q3 incurred over $100,000 in costs related to the TASCO acquisition. In addition, the cash flow from operations result was one of the best in the Company’s history.”

Third quarter Fiscal 2015 Conference Call
ARI will conduct a conference call on Thursday, June 11, 2015 at 4:30 pm ET to review the financial results for the fiscal quarter ended April 30, 2015. Interested parties can access the conference call by dialing 877.359.3639 or 408.427.3725 and referring to Conference ID: 39502762. The conference call is also being webcast and is available via the Company’s investor relations website at investor.arinet.com. A replay of the webcast will be archived on the Company’s website for 60 days.

Non-GAAP Measures

EBITDA, a non-GAAP measure, is defined as earnings before interest, income taxes, depreciation and amortization. Management believes EBITDA, to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. While management considers EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Not all companies calculate EBITDA in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of net income to EBITDA can be found at the Company’s investor relations website for all periods presented.

About ARI
ARI Network Services, Inc. (ARI) (NASDAQ: ARIS) offers an award-winning suite of SaaS, software tools, and marketing services to help dealers, equipment manufacturers and distributors in selected vertical markets Sell More Stuff!™ – online and in-store. Our innovative products are powered by a proprietary data repository of enriched original equipment and aftermarket electronic content spanning more than 17 million active part and accessory SKUs and 750,000 equipment models. Business is complicated, but we believe our customers’ technology tools don’t have to be. We remove the complexity of selling and servicing new and used vehicle inventory, parts, garments and accessories (PG&A) for customers in the automotive tire and wheel aftermarket, powersports, outdoor power equipment, marine, home medical equipment, recreational vehicles and appliance industries. More than 23,500 equipment dealers, 195 distributors and 3,360 brands worldwide leverage our web and eCatalog platforms to Sell More Stuff!™ For more information on ARI, visit investor.arinet.com.

Additional Information

•	Follow @ARI_Net on Twitter: twitter.com/ARI_Net
•	Become a fan of ARI on Facebook: www.facebook.com/ARInetwork
•	Join us on G+: plus.google.com
•	LinkedIn: www.linkedin.com
•	Read more about ARI: investor.arinet.com/about-us

Images for media use only

Roy W. Olivier Hi Res | Roy W. Olivier Low Res

ARI Logo Hi Res|  ARI Logo Low Res

Forward-Looking Statements
Certain statements in this news release contain "forward‐looking statements" regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," “targets,” “goals,” “projects”, “intends,” “plans,” "believes," “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the company’s most recent annual report on Form 10‐K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the company’s filings with the Securities and Exchange Commission.

For media inquiries, contact:

Colleen Malloy, Director of Marketing, ARI, +1.414.973.4323, colleen.malloy@arinet.com

Investor inquiries, contact:

Steven Hooser, Three Part Advisors, +1.214.872.2710, shooser@threepa.com

ARI Network Services, Inc.
Consolidated Statements of Operations
(Dollars in Thousands, Except per Share Data)
(Unaudited)

Three months ended April 30			Nine months ended April 30
2015		2014	2015	2014
Net revenue	$10,280	$8,176	$29,531	$24,471
Cost of revenue	1,780	1,560	5,391	4,806
Gross profit	8,500	6,616	24,140	19,665
Operating expenses:
Sales and marketing	2,718	2,291	7,928	7,190
Customer operations and support	1,831	1,638	5,392	5,029
Software development and technical support (net of capitalized software product costs)	1,102	679	3,046	2,016
General and administrative	1,709	1,289	4,901	4,490
Depreciation and amortization (exclusive of amortization of software product costs included in cost of revenue)	465	354	1,245	1,014
Net operating expenses	7,825	6,251	22,512	19,739
Operating income (loss)	675	365	1,628	(74)
Other income (expense):
Interest expense	(123)	(68)	(352)	(216)
Loss on change in fair value of stock warrants	—	4	—	(28)
Gain on change in fair value of estimated contingent liabilities	—	—	—	26
Gain on change in fair value of contingent assets	28	—	28	—
Other, net	2	12	5	27
Total other income (expense)	(93)	(52)	(319)	(191)
Income (loss) before provision for income tax	582	313	1,309	(265)
Income tax benefit (expense)	(243)	(153)	(606)	(11)
Net income (loss)	$339	$160	$703	$(276)

Weighted average common shares outstanding:
Basic	14,362	13,394	14,100	13,235
Diluted	14,786	13,790	14,536	13,235

Net income (loss) per common share:
Basic	$0.02	$0.01	$0.05	$(0.02)
Diluted	$0.02	$0.01	$0.05	$(0.02)

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	(Unaudited)	(Audited)
	Apr 30	July 31
	2015	2014
ASSETS
Cash and cash equivalents	$2,161	$1,808
Trade receivables, less allowance for doubtful accounts of $386
and $359 at April 30, 2015 and July 31,2014, respectively	2,271	1,212
Work in process	169	294
Prepaid expenses and other	1,114	1,030
Deferred income taxes	3,235	2,655
Total current assets	8,950	6,999
Equipment and leasehold improvements:
Computer equipment and software for internal use	2,722	2,382
Leasehold improvements	626	626
Furniture and equipment	2,546	2,327
	5,894	5,335
Less accumulated depreciation and amortization	(4,026)	(3,564)
Net equipment and leasehold improvements	1,868	1,771
Capitalized software product costs:
Amounts capitalized for software product costs	24,729	22,676
Less accumulated amortization	(20,216)	(18,656)
Net capitalized software product costs	4,513	4,020
Deferred income taxes	2,451	3,507
Other long-term assets	82	72
Other intangible assets	8,092	3,612
Goodwill	18,517	12,367
Total non-current assets	35,523	25,349
Total assets	$44,473	$32,348

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)
	(Unaudited)	(Audited)
	Apr 30	July 31
	2015	2014
LIABILITIES
Current portion of long-term debt	$1,094	$675
Current portion of contingent liabilities	627	295
Accounts payable	766	656
Deferred revenue	7,796	7,415
Accrued payroll and related liabilities	1,690	1,336
Accrued sales, use and income taxes	137	123
Other accrued liabilities	773	472
Current portion of capital lease obligations	216	195
Total current liabilities	13,099	11,167
Long-term borrowings on line of credit	1,750	—
Long-term debt	7,587	3,375
Long-term portion of contingent liabilities	477	153
Capital lease obligations	133	233
Other long-term liabilities	194	214
Total non-current liabilities	10,141	3,975
Total liabilities	23,240	15,142
SHAREHOLDERS' EQUITY
Cumulative preferred stock, par value $.001 per share, 1,000,000 shares authorized; 0 shares issued and outstanding at April 30, 2015 and July 31, 2014, respectively	—	—
Junior preferred stock, par value $.001 per share, 100,000 shares authorized; 0 shares issued and outstanding at April 30, 2015 and July 31, 2014, respectively	—	—
Common stock, par value $.001 per share, 25,000,000 shares authorized; 15,149,055 and 13,506,316 shares issued and outstanding at April 30, 2015 and July 31, 2014, respectively	15	14
Additional paid-in capital	109,356	106,077
Accumulated deficit	(88,161)	(88,864)
Other accumulated comprehensive income (loss)	23	(21)
Total shareholders' equity	21,233	17,206
Total liabilities and shareholders' equity	$44,473	$32,348

ARI Network Services, Inc.

Consolidated Balance Sheets

(Dollars in Thousands, Except per Share Data)

(Unaudited)

ARI Network Services, Inc.
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)
	Nine months ended April 30
	2015	2014
Operating activities:
Net income	$703	$(276)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of software products	1,560	1,494
Amortization of discount related to present value of earn-out	(10)	(12)
Amortization of bank loan fees	28	32
Interest expense related to earn-out payable	37	58
Depreciation and other amortization	1,245	1,014
Gain on change in fair value of earn-out receivable	(28)	-
Loss on change in fair value of stock warrants	-	28
Gain on change in fair value of earn-out payable	-	(26)
Provision for bad debt allowance	131	176
Deferred income taxes	531	(3)
Stock based compensation	198	197
Stock based director fees	107	132
Net change in assets and liabilities:
Trade receivables	(594)	(1,068)
Work in process	125	(7)
Prepaid expenses and other	(141)	(29)
Other long-term assets	(139)	(56)
Accounts payable	69	(157)
Deferred revenue	142	(722)
Accrued payroll and related liabilities	349	110
Accrued sales, use and income taxes	5	(15)
Other accrued liabilities	277	172
Net cash provided by operating activities	$4,595	$1,042
Investing activities:
Purchase of equipment, software and leasehold improvements	(469)	(592)
Cash received on earn-out from disposition of a component of the business	111	101
Cash paid for contingent liabilities related to acquisitions	(250)	(250)
Cash paid for net assets related to acquisitions	(5,950)	(200)
Software developed for internal use	-	(29)
Software development costs capitalized	(1,000)	(1,391)
Net cash used in investing activities	$(7,558)	$(2,361)
Financing activities:
Borrowings under line of credit, net	$1,750	$-
Payments on long-term debt	(470)	(337)
Borrowings under long-term debt	2,168	-
Proceeds from capital lease obligations incurred	-	312
Payments of capital lease obligations , net	(184)	(44)
Proceeds from issuance of common stock	75	237
Net cash provided by financing activities	$3,339	$168
Effect of foreign currency exchange rate changes on cash	(23)	(10)
Net change in cash and cash equivalents	353	(1,161)
Cash and cash equivalents at beginning of period	1,808	2,195

Cash and cash equivalents at end of period	$2,161	$1,034
Cash paid for interest	$256	$222
Cash paid for income taxes	$25	$70

Non-cash investing and financing activities
Issuance of common stock in connection with acquisitions	$2,780	$131
Debt issued in connection with acquisitions	2,933	-
Capital leases acquired in connection with acquisitions	105	-
Issuance of common stock related to payment of contingent liabilities	42	33
Tax benefit of stock options exercised	55	-
Contingent liabilities incurred in connection with acquisition	911	-

Reconciliation of Non-Gaap Measures

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the three, nine and twelve months ended
April 30, 2015 and 2014, respectively:

EBITDA:	FY2015	FY2014	FY2015	FY2014	FY2015	FY2014
	Q3	Q3	YTD	YTD	TTM	TTM
Net Income (loss)	$ 339	$ 160	$ 703	$ (276)	$ 877	$ (575)
Interest	123	68	352	216	422	308
Amortization of software products	458	532	1,560	1,494	2,118	1,923
Other depreciation and amortization	465	354	1,245	1,014	1,553	1,342
Loss on debt extinguishment	-	-	-	-	-	-
Loss on FMV of Warrant Derivatives	-	(4)	-	28	-	663
Loss on impairment of long-lived assets	-	-	-	-	35	-
Income taxes	243	153	606	11	836	325
EBITDA	$ 1,628	$ 1,263	$ 4,466	$ 2,487	$ 5,841	$ 3,986

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the following fiscal quarters:

	4/30/15	1/31/15	10/31/14	7/31/14	04/30/14	01/31/14	10/31/13	07/31/13
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4
Quarterly	2015	2015	2015	2014	2014	2014	2014	2013
Net Income (loss)	$ 339	$ 260	$ 104	$ 174	$ 160	$ (461)	$ 25	$ (299)
Interest	123	140	89	70	68	78	70	92
Amortization of software products	458	553	549	558	532	518	444	429
Other depreciation and amortization	465	408	372	308	354	339	321	328
Loss on debt extinguishment	0	0	0	0	0	0	0	0
Loss on FMV of Warrant Derivatives	0	0	0	0	(4)	10	22	635
Loss on impairment of long-lived assets	0	0	0	35	0	0	0	0
Income taxes	243	274	89	230	153	(226)	84	314
EBITDA	$ 1,628	$ 1,635	$ 1,203	$ 1,375	$ 1,263	$ 258	$ 966	$ 1,499

Trailing 12 months (TTM)
Net Income (loss)	$ 877	$ 698	$ (23)	$ (102)	$ (575)	$ (1,306)	$ (841)	$ (753)
Interest	422	367	305	286	308	437	628	626
Amortization of software products	2,118	2,192	2,157	2,052	1,923	1,843	1,789	1,741
Other depreciation and amortization	1,553	1,442	1,373	1,322	1,342	1,322	1,322	1,281
Loss on debt extinguishment	0	0	0	0	0	682	682	682
Loss on FMV of Warrant Derivatives	0	(4)	6	28	663	667	657	635
Loss on impairment of long-lived assets	35	35	35	35	0	420	420	420
Income taxes	836	746	246	241	325	(566)	(1,175)	(1,133)
EBITDA	$ 5,841	$ 5,476	$ 4,099	$ 3,862	$ 3,986	$ 3,499	$ 3,482	$ 3,499

Management believes EBITDA is helpful in understanding period-over-period operating results separate and apart from non-operating expenses and expenses pertaining to prior period investing activities, particularly given the Company’s significant investments in capitalized software and its continuing efforts in completing acquisitions, which typically result in significant depreciation and amortization expense in subsequent periods.  The Company uses EBITDA as a factor in evaluating potential acquisition targets and analyzing the pro forma impact of the acquisition on the Company.  However, EBITDA has significant limitations as an analytical tool and should only be used cautiously in addition to, and never as a substitute for, operating income, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles and may not necessarily be comparable to similarly titled measures of other companies.